UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ADS TACTICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	27-1083344 (I.R.S. Employer Identification No.)

621 Lynnhaven Parkway, Suite 400 Virginia Beach, Virginia (Address of principal executive offices)	23452 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates: 333-172118

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the Common Stock, par value $0.001 per share, of ADS Tactical, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172118) as originally filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2011, as subsequently amended (the “Registration Statement”), including exhibits, is hereby incorporated by reference in response to this item. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADS Tactical, Inc.
Date: July 25, 2011	By:	/s/ Luke M. Hillier
		Name:	Luke M. Hillier
		Title:	Chief Executive Officer and Director